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                                                                    Exhibit 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of IKON Office Solutions, Inc. of our report dated December 9, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of IKON Office Solutions, Inc. which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 17, 2005